Exhibit 99.2

For further Information contact:

Robert B Harris, Ph.D.

President/CSO

Commonwealth Biotechnologies, Inc.

804-648-3820

Commonwealth Biotechnologies, Inc. Retains Jesup and Lamont Securities Corp to Identify Investment Capital

Company seeks capital investment to enhance its Bio-Defense capabilities and marketing efforts

RICHMOND, VA (April 26, 2004) – Commonwealth Biotechnologies, Inc., (NASDAQ Small Cap Exchange; CBTE) announced today that it has engaged the services of Jesup & Lamont Securities, Corp., New York City, New York, as exclusive financial advisor and placement agent for the express purpose of raising additional equity capital for the Company. The Company is seeking additional equity financing to enhance its bio-defense capabilities with regard to expanding and upgrading its accredited biosafety level 3 laboratory suite.

“In order to service new contract work anticipated at the Company, we expect to build new BSL-3 virology and BSL-3 production laboratories which will increase both our capabilities and capacity” explained Thomas R. Reynolds, Executive Vice President for Science and Technology. “CBI strives to stay ahead of the curve to meet the needs of our government sponsors.”

The Company also expects to use a portion of any new investment funds to expand CBI’s marketing activities. “The lifeblood of our company is the ability to attract new clients,” commented Charles R. Waldridge, Senior Vice President for Business Initiatives. “We have made significant in-roads to the private sector this past year, but we still need to enhance our activities through better use of the internet, print advertising and E-commerce.”

Jesup & Lamont serves as a regional institutional and retail brokerage with offices in New York, New Jersey, Connecticut and Massachusetts. In addition to various investment banking and capital financing activities, Jesup & Lamont has a notable reputation in successful completion of equity placements into private and publicly-traded companies.

“The continuing improving financial condition of the Company and the upswing in its market cap is attracting the attention of the investment community,” added Robert B. Harris, President and CEO. “Our on-going strategy is to put our valuation to work for the Company to further expand our client base and our ability to execute new contracts in a timely and cost-effective manner.”

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Founded in 1992, CBI is located in Gateway Centre, Chesterfield County at 601 Biotech Drive, 23235 (1-800-735-9224). CBI provides comprehensive research and development services to more than 2,800 private, government, and academic customers in the global biotechnology industry. For more information, visit CBI on the web at www.cbi-biotech.com.

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No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in CBI’s filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undo reliance on these forward-looking statements, which speak only as the date hereof. Specifically, CBI cannot guarantee that Jesup & Lamont Securities Corp. will be able to identify a placement that would benefit CBI. In addition, even if identified, there can be no guarantee that such strategic placement would be consummated. There can be no guarantee that CBI will develop the production laboratories reference herein or that CBI will continue to generate and complete profitable work for its government sponsors. There can also be no guarantee that CBI’s increase in marketing efforts will result in revenues for the Company. CBI undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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